Form C

Cover Page

Name of issuer:

Fundraise Up Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/11/2017

Physical address of issuer:

50 Court Street, Suite 700
Brooklyn NY 11201

Website of issuer:

https://fundraiseup.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/8/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$34,521.00	$0.00
Cash & Cash Equivalents:	$14,717.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$109.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($91,663.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Fundraise Up Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Anton Isaykin	Product	Fundraise Up	2017
Yuriy Smirnov	Operations & Product	Fundraise Up	2017
Peter Byrnes	Sale	Fundraise Up	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Anton Isaykin	CTO	2017
Yuriy Smirnov	Secretary	2017
Peter Byrnes	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Anton Isaykin	2500000.0 Common Stocks	30.4
Yuriy Smirnov	2500000.0 Common Stocks	30.4
Peter Byrnes	2500000.0 Common Stocks	30.4

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company faces competition from other companies in the SaaS for fundraising space. Existing companies that engage in the business or are within the API for donations space could introduce new or enhance existing products. If Fundraise Up is able to establish a market around its product, it may find that larger, better funded companies may enter the market, which could negatively impact Fundraise Up's growth.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Fundraise Up has had minimal early stage revenue. Since it is early stage, there is a risk that customers will not adopt the product and they will not be able to hit their revenue milestones. Fundraise Up will need to aggressively close on new clients and begin processing larger transactions for the current clients in order to generate their revenue targets.

Fundraise Up takes a 2-5% fee for all transactions, which is a very small portion of the overall GMV. Because of the low margin, they will need to scale quickly to hit revenue goals.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

Failure to obtain new clients or renew client contracts on favorable terms could adversely affect results of operations. We may face pricing pressure in obtaining and retaining our clients. Our clients may be able to seek price reductions from us when they renew a contract, when a contract is extended, or when the client's business has significant volume changes. They may also reduce services if they decide to move services in-house. On some occasions, this pricing pressure results in lower revenue from a client than we had anticipated based on our previous agreement with that client. This reduction in revenue could result in an adverse effect on our business and results of operations.

We must correctly predict, identify, and interpret changes in donor preferences and demand, offer new products to meet those changes, and respond to competitive innovation. Donor preferences for our products change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of donor and to offer products that appeal to donor preferences. If we do not offer products that appeal to donor, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in donor preferences. If we do not accurately predict which shifts in doner preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline.

In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate donor acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

We have not authorized any Preferred Stock, which SAFE holders shares would convert to in a conversion event. This may be concerning to investors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 80% toward product development, 15% toward general operations, 5% toward Wefunder fees

If we raise: **$500,000**

Use of Proceeds: 60% toward product development, 20% toward product business development, 15% toward general operations, 5% toward Wefunder fees

If we raise: **$1,000,000**

Use of Proceeds: 40% toward product development, 40% toward product business development, 15% toward general operations, 5% toward Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $150,000 of the securities, investors will receive a valuation cap of $7,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	8,200,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Preferred Stock has not yet been authorized. SAFE holders will receive Preferred Stock if there is a conversion, which will have no voting rights but will have liquidation preferences. More shares have been authorized and issued since the time of the financial statements.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	03/12/18
Amount	$25,000.00
Interest rate	2.0% per annum
Discount rate	25.0%
Valuation cap	$4,000,000.00
Maturity date	06/12/19

Initially the interest rate was 5%, but was then lowered to 2% for all subsequent notes and for this note.

Convertible Note

Issue date	06/15/18
Amount	$12,500.00
Interest rate	2.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	12/15/19

Convertible Note

Issue date 06/15/18
Amount $12,500.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 12/15/19

Convertible Note

Issue date 07/20/18
Amount $25,000.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 01/20/20

Convertible Note

Issue date 08/07/18
Amount $25,000.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 02/20/20

Convertible Note

Issue date 09/12/18
Amount $12,500.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 03/12/20

Convertible Note

Issue date 09/13/18
Amount $12,500.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 03/13/20

Convertible Note

Issue date 09/13/18
Amount $25,000.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 03/13/20

Convertible Note

Issue date 09/13/18
Amount $25,000.00
Interest rate 2.0% per annum
Discount rate 20.0%
Valuation cap $4,000,000.00
Maturity date 03/13/20

Convertible Note

Issue date	09/13/18
Amount	$40,000.00
Interest rate	2.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	03/13/20

Convertible Note

Issue date	09/13/18
Amount	$25,000.00
Interest rate	2.0% per annum
Discount rate	20.0%
Valuation cap	$4,000,000.00
Maturity date	03/13/20

Convertible Note

Issue date	09/13/18
Amount	$25,000.00
Interest rate	2.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	03/13/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
6/2018	Regulation D, Rule 506(b)	Convertible Note	$12,500	General operations
6/2018	Regulation D, Rule 506(b)	Convertible Note	$12,500	General operations
7/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
8/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$12,500	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$40,000	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$12,500	General operations
9/2018	Regulation D, Rule 506(b)	Convertible Note	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company's shareholders also control another Company called Campus on Fire. The Company utilizes this affiliate to pay their contractors and has put a deposit with Campus on Fire in the amount of $19,804 and is recorded as a prepayment on the balance sheet.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Nonprofits are the third largest industry in the U.S. bringing in $410B in donations every year. About $30B comes from online. That seems like a lot, but a full 85% of online donors never finish the process because the forms are unnecessarily long and not user-friendly. We built software that combines donor psychology with best practices in e-commerce to maximize donations: our conversion rate is 2x the industry average. And since we launched in January, we've processed 3,100 transactions.

In just 8 short months, we've proven that our product maximizes online donations to nonprofits. We've helped 45 nonprofits collect $450K. As the first enterprise donation solution fully adapted to work with regional languages, currencies, payment options, and tax compliance, we believe we have the competitive advantage to be the go-to embedded fundraising tool for the 1.5 million nonprofits across the country.

Milestones

Fundraise Up Inc. was incorporated in the State of Delaware in October 2017.

Since then, we have:

- 32% donor conversion rate vs 15% industry standard.

- Collected $450K in nonprofit donations since January 2018 launch.

- 45 nonprofit clients. No attrition.

- 3,100 transactions to date.

- $30B donated online to U.S. nonprofits in 2017.

Historical Results of Operations

Our company was organized in October 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0

- *Assets.* As of December 31, 2017, the Company had total assets of $34,521, including $14,717 in cash.

- *Net Loss.* The Company has had net losses of $91,663 for 2017

- *Liabilities.* The Company's liabilties totaled $109 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $100,000 in convertibles. Our founders have contributed $200,000 in working contributed capital.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Fundraise Up Inc. cash in hand is $28,099.91, as of September 2018. Over the last three months, revenues have averaged $2,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $18,000/month, for an average burn rate of $16,000 per month. Our intent is to be profitable in 12 months. We have raised $100,000 in convertible notes and have $140,00 notes in progress (signed but we haven't received the money). Currently, we have $28,099 in the bank and we expect another $140,000 from convertible notes to be in our bank account by the end of September. Our revenues will change in the next 3-6 months, as due to donor giving patterns, ~50% of annual donations are collected in November & December each year. We expect to collect $50,000 - $110,000 in revenues during the last 2 months of 2018. Our expenses will remain relatively the same, unless we have a successful fundraise, in which case we will deploy that capital. In lieu of a successful Wefunder campaign, as a backup option we reserved of $100,000 of personal funds to be invested into the company if needed.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://fundraiseup.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Anton Isaykin
- Peter Byrnes
- Yuriy Smirnov

Appendix E: Supporting Documents

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REMIND ME (1)

Help nonprofits around the world make a greater impact

Nonprofits are the third largest industry in the U.S. bringing in $410B in donations every year. About $31B comes from online. That seems like a lot, but a full 85% of online donors never finish the process because the forms are unnecessarily long and not user-friendly. We built software that combines donor psychology with best practices in e-commerce to maximize donations: by converting more donors to give higher amounts, we generate 3x the donations of traditional donor flows.



Peter Byrnes
Chief Executive Officer
Ran a successful design studio in Brooklyn for 20 years. Founded multiple companies.



Secure Donation
GIVE ONCE
MONTHLY
$ 60
USD
$40 $100 $200
$1,000 $2,500 $5,000
DONATE
Emotional connection matters

Why you may want to invest

1. Generates 3x the donations.
2. 32% donor conversion rate vs 15% industry standard.
3. Collected $500K in nonprofit donations since January 2018 launch.
4. 45 nonprofit clients. No attrition.
5. 3,100 transactions to date.
6. $31B donated online to U.S. nonprofits in 2017.
7. Founders invested $200K and raised $225K from angel investors

What you are investing in

Future Equity (Wefunder SAFE)

~~$8M~~ **$7M** valuation cap

First $150K investors of this fundraise will invest in a SAFE with a $7M valuation cap.

20% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $7M in the future.

Earning a return

Learn more about SAFEs

Our Ambition

In just 8 short months, we've proven that our product maximizes online donations to nonprofits. We've helped 45 nonprofits collect $500K. As the first enterprise donation solution fully adapted to work with regional languages, currencies, payment options, and tax compliance, we believe we have the competitive advantage to be the go-to embedded fundraising tool for the 1.5 million nonprofits across the country.

- Fundraise_Up_409A_July_2018.pdf
- Fundraise_Up_PL_500K_Seed.pdf
- Fundraise_Up_PL_1M_Seed.pdf
- Fundraise_Up_PL_1_5M_Seed.pdf
- Fundraise_Up_Demo.pdf
- Fundraise_Up_Investor_Deck_Sep_2018.pdf
- 1201.png

https://fundraiseup.com

Why I Like Fundraise Up

"We were excited when we found Fundraise Up. It's a very user-friendly platform that we know has increased our ratio of new donors. Additionally, the average amount per donation has gone up. Love the simplicity but even more so all the payment options there are with one click."



Mark Whitehead

CO-FOUNDER AND EXECUTIVE DIRECTOR, NEVERTHIRST

THE BUZZ ABOUT FUNDRAISE UP

"In a non-profit world where technology, time, and funds are always in short supply, Fundraise Up helped us with all of these. It upped our game considerably, putting us on par with advanced payment systems. The installation and configuration were insanely quick. Getting internal buy-in and approval was (almost) just as easy. It's been a no-brainer. Particularly with the exceptional support they provided."



Salvatore Salpietro
Digital Director, Child Mind Institute

"Our donors find the widget easy to use and we have had positive feedback. The customer service is always prompt and super responsive. From an admin side, it offers us great new tools. We love it!"



Marilyn Simon-Gersuk
Director, Communications & Development, Open Medical Foundation

They're breathing new life into the archaic donation technology that nonprofits use today... I had a chance to connect with the CEO of Fundraise Up, Peter Byrnes, earlier this year. He gave me a demo of the product and I have to say, it's one of the most user friendly technologies I've seen in a long while... I absolutely believe Fundraise Up is going to help a ton of nonprofits now and far into the future.



Jeremy Brown
Founder of Startups Give Back, Angel Investor, Advisor

Unlike their competitors who are organization-centric, Fundraise Up focuses on the donor, rewarding them for their philanthropy with a streamlined donation process.

Lugh Studio
Creative Digital Design Studio

Changemaker Forum Podcast

Bringing the Power of A.I. to Donation Technology - Episode 003

Peter Byrnes, CEO of Fundraise Up, joins the Changemaker Forum Podcast to discuss leveraging A.I. to usher in a new ERA of donation technology.
July 4, 2018 @ podcast.changemakerforum.com

JEREMY BROWN

Creating Sustainable Nonprofit Funding - Jeremy Brown

Running a nonprofit is harder than running a for-profit. There, I said it. While there are some similarities, there are some stark differences between the two. While a for-profit can raise millions of dollars with zero revenue to show because they have a sizable
May 24, 2018 @ blog.socialjeremy.com

LÚGHSTUDIO

Fundraise Up: A Powerful, Donor-Centric Tool for Nonprofits - Lugh Studio

The vast majority of nonprofits have overly complicated donation processes. As a result, only 1 out of 7 people on average end up completing their online donations. That's a lot of potential revenue lost for some really great causes. Having an efficient
January 18, 2018 @ lughstudio.com

Our Donor Conversion Rate is 2x the Industry Average

The Problem: Nonprofits Lose Digital Donors Due to Antiquated Tech

Nonprofits lose donations because their user flows are long, complex, and not optimized for maximum giving. A full six out of seven donors abandon the donation process, and those who complete it give less than they could.

Our Solution: Focus on Emotion, Optimize Like E-Commerce

We created a simple and easy-to-use donation tool that nonprofits integrate onto their website. We combined the psychology of donor giving with best practices in e-commerce to create a next generation giving tool. The nonprofit's mission remains front and center, solidifying the emotional connection to the nonprofit's ask.


Secure Donation
GIVE ONCE
MONTHLY
$ 60
USD
$40 $100 $200
$1,000 $2,500 $5,000
Designate to Where it is needed most
Give In Honor / Memory
Add Comment
DONATE
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$ 60 USD/MONTH
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Easy to Use for Donors and Nonprofits

We support six ways to pay in 135 currencies, multiple languages, and tax compliance across XX countries, so both nonprofits and donors feel comfortable. Our product also integrates with dozens of common business tools like Salesforce and Google Analytics to best assist nonprofits.


API
Artificial Intelligence
QuickBooks
zapier
salesforce
blackbaud
AMPLY
Double the Donation
Google Analytics
facebook Ads
MailChimp
PLAID
stripe
Pay
G Pay
Alipay
venmo
$ € ¥ ฿
PayPal
amazon pay
Secure Donation
GIVE ONCE
MONTHLY
$ 60
USD
$40 $100 $200
$1,000 $2,500 $5,000
Designate to Where it is needed most
Give In Honor / Memory
Add Comment
DONATE

45 Customers and Counting

AFRICAN ENTERPRISE

CHILD MIND® INSTITUTE

neverthirst

HOPE OpenMedicine Foundation

THE ADVENTURE PROJECT

BOYS & GIRLS CLUBS OF SILICON VALLEY

Our Pitch Deck


Fundraise Up
Nonprofits | Enterprise | B2B | SAAS | AI | Payments
Fundraise Up is a Brooklyn based payments technology startup assisting nonprofits in collecting donations online
Fundraise Up has developed proprietary technology to address the $30B market opportunity
The company processed $0.5M in donations since launch in January 2018
Founders invested $200K and raised $225K from angel investors
fundraiseup.com
Founders
Balanced Team
Problem

How We Started

Peter was running his design firm in Brooklyn for 20 years working with many nonprofits and sitting on the board of a some of them. Yuriy and Anton are software developers who Peter worked with for many years. The three of them came together to start a development firm.

One day, Peter was asked to support a friend who was doing a popular Breast Cancer walk. Having done the same walk a few years earlier himself, he was happy to do so. When he went online to make the donation, he was faced with a typical long form to fill out which he did. The form didn't like something and wiped out his info so he did it again. And then a third time. And finally the fourth time took. Just then Yuriy happened to call Peter. Peter went on and on about how frustrating it was to try and give this charity money and how he didn't have time for this in the middle of day, etc. (30 minutes to give someone money!)

Yuriy agreed he had had same experience many times. A light went off. After extensive research on the industry, they realized why organizations that collected billions of dollars could possibly have such substandard experiences where a for-profit company would have made significant investment. It was because the nonprofit's mission was clear—to help people, not build fundraising tech.

At this point in life, Peter, Yuriy and Anton wanted to do something that would make a real difference in people's lives. They knew could bring real value to this space so they decided to move their entire development team to focus solely on Fundraise Up. And thus began the fun!


FundraiseUp
Fundraise Up

In 8 Months, We've Processed $520K Across 3,300 Transactions

	Year to Date	Estimated 2018 Total
Transactions, #	≈3.1K	10K+
Processed donations, $	≈$0.5M	$3M* – $6M**
Fundraise Up Revenue, $	≈$10K	≈$60K – $120K

* *Due to donor giving patterns, ~50% of annual donations are collected in November and December each year.*

** *Based on the acquisition of new clients before the end of 2018.*

There is no guarantee that the numbers will materialize as planned. Projections for September 2018 and later are dependent on variables outside our control and may not materialize as displayed.

Our Monthly Processing Volume



$200K
$150K
$100K
$50K
February '18
March '18
April '18
May '18
June '18
Processing Volume

Meet the Founders



Peter Byrnes

Chief Executive Officer

Ran a successful design studio in Brooklyn for 20 years. Founded multiple companies.



Yuriy Smirnov

Chief Operating Officer

Build and led tech startups valued at over $100M. Ran dev company with $1M annual revenue.



Anton Isaykin

Chief Technical Officer

Founded & sold Spotify-like music app with 4M MAUs.

AND THE REST OF THE TEAM



Dmitry Paputsa

Frontend Engineer

Makes interfaces loved by millions



Igor Noskov

Backend Engineer

Expert in machine learning, Senior Software Engineer at Campus On Fire



Nikita Shumilin

Backend Engineer

Full-stack Developer with 5+ years of experience working Frontend, Backend, and QA Development



Pavel Rysych

Product Designer

Creates simple design for perfect products in great teams, Product Designer at Campus on Fire



Veronika Serebrennikova

Marketing & Operations

Growth Management at Campus on Fire



Alexandr Gorokhov

Frontend Engineer



Suzanne Sobel

Advisor

Exec VP of Ad Sales Martha Stewart Living Omnimedia, $2B brand

Raised $265,000From 2+ Investors

Alan Meckler

Founded Mecklermedia, sold for $274M cash in 1998

Alan Meckler

Founded Mecklermedia, sold for $274M cash in 1998

Interview

– COLLAPSE ALL

WF: What do you do at Fundraise Up? ^

FU: We generate more income for nonprofits so that they can do more. And we do that through tech and the donation process.

WF: Since the online donation market has become busy, what makes you feel there is room for what you do? ^

FU: The nonprofit work space itself is a huge industry in the United States. It's the third industry, only behind retail and manufacturing. An active nonprofit contributes almost one trillion dollars or about 5.4% of entire GDP. Nonprofits account for 11 million jobs and 10% of all private-sector employment. However, because those organizations have so much focus on their missions, like feeding people, educating people, or helping the disabled, they don't spend the time thinking about how to increase their revenue the way any for-profit company or startup would think. So basically, there is a huge amount of money passing through the nonprofit world, but the way they collect the money is causing a huge loss of revenue. Nonprofits don't get as much money as they could. Because of those antiquated masses in technology, six out of seven donors don't complete the donation. When 100 people go to an individual nonprofit website, seven people will start the donation process, and only one person will complete it.

Most money in nonprofit work is still offline. Even now, in 2018, 90% of all the money is a physical check or wire transfer. Only 10% is online, and from this 10%, 25% is through crowdfunding, and 75% is direct website giving. The direct website donation method is extremely basic so far. It's typical to have a one hundred million dollar annual budget and process maybe ten, twenty million dollars online. So, a nonprofit may get ten million dollars online, through extremely old technology. This is where the problem is because people are now used to a certain level of technology in today's world. They use Uber. They use Apple. They use Facebook. And they get to a certain quality with that, this certain level of UX, easy-to-use formats, payment options, identifications, and all the things that nonprofits currently lack. Then, they try to donate to a nonprofit online, and they have to fill out something like an old government form, with forty fields, random orders, bad motivation, no emotion. It becomes a very technical process.

When the donor clicks on the donate button, it's an emotional experience. The nonprofit has managed to get somebody enrolled to the point that they're actually clicking the donate button. That's a right brain experience. But after you click on the button, it becomes a left brain experience because of the way it's structured and the questions that are asked. It becomes a very unrewarding experience and people feel like they're being tested, and immediately they start thinking, "Well, maybe I shouldn't donate so much" or "Maybe I'll do this later," and later never comes. And that's why there's such a high abandonment rate.

So, we set out to remove the friction and make that experience as rewarding as possible to keep the right brain engaged to as close to the end of the process as possible. We use different eCommerce techniques that have been tried and proven to work really well, as well as some that we've come up with on our own, to keep that emotional appeal going from beginning to end, because we also want them to come back.

We have a screen that you can enable that will prompt a donor to give $15 a month instead of giving a lump sum of a hundred dollars, for instance. We have been able to greatly increase the conversion rate.

On average, we get about a 32% to 33% conversion rate instead of 15%, which is at the high end of the industry. Additionally, we are looking at a 32% conversion rate for recurring donations, which is really high.

WF: How have you been able to make the conversion rate so much higher?

FU: Basically, it helps to improve every little step on the way. First, we increase the amount of people who actual click the button. How we do this? We make the button better. We make what are called donor magnets. We put them all over the website.

It's all the different combinations, all the different asks, that prompt people to click on the donate button.

Also, we don't redirect you to a third party site. You don't see Uber or Expedia redirecting you to a third party site. All the experience has to happen through the nonprofit space. So, then we have artificial intelligence to figure out what the best number to ask. People don't like being asked for too much. If you ask too little, then most people make the donation, but they give less to the cause. So, it's very important to figure out that exact amount. Asking for the right amount is definitely something that increases campaign success.

We also look at patterns. If I'm donating a week before Christmas, and it's two in the morning, I'm probably very emotional. I'm going to give a lot more than I would a month later when the bill comes at two in the afternoon in January.

WF: Do you have competitors that offer the same sort of experience for website donations?

FU: There are some. Most of the large companies just have their own form. There was a business with multiple competitors, again Classy, Blackbaud, even GoFundMe, CrowdRise. But it was a typical offer to redirect you to their own system where you have to register. It's like a separate resource. They tend to be donor management systems, and they go very broad. Managing online donations is just a sliver of what they do. We're the opposite. We go extremely deep, and we don't go broad. We do online donations and we do it really, really well. I like to use the analogy of a sports store. You go in, you can buy a bike, a kayak, and a basketball. With us, we're like Italian racing bikes. That's it. We do the one thing really well.

WF: How did you decide this online donation issue was a problem you wanted to solve?

FU: A friend of mine asked me to sponsor her for the breast cancer walk, which I had done a prior year. I said, "Absolutely. I'll sponsor you." So, I went online to pledge $50, and I started filling out the form. And it was a long form. I filled it out, hit submit, and it didn't like something. It didn't tell me what it didn't like. I couldn't figure it out. And it also erased all my information, so I did it again. And then I did it a third time. And then a fourth time, when it finally took. Yuriy just happened to call me right when I was just finishing that up, and I had a little meltdown about the fact that I was trying to give these people money, and it had become such a hassle. I told him that I still supported them intellectually, but emotionally, I didn't ever want to go on that website and donate again. I don't want to spend 30 minutes in the middle of my day trying to give somebody money. I was really not happy about it. And I'm certain of the fact that anyone who has ever donated online has had a similar experience. Maybe not as bad, but it's not a great experience. I'm trying to give you money, and you're making this difficult for me.

If you get a text that someone needs money and you have Apple Pay, you can donate in three clicks and be done before your latte's ready. And that's really what we want to do, right? We want to get people when they're emotionally present to be able to do it quickly and easily. That's why all the different payment methods are so critical. Because, if I want to give you a recurring donation, if a charity currently uses PayPal, I have to sign up for a PayPal account. I don't want a PayPal account, you know? I want to use Apple Pay. I want to use what I want to use. And that's super important.

WF: How different is this from Stripe? And then why wouldn't Stripe easily be able to add this feature for a nonprofit?

FU: We actually use Stripe, but Stripe is a high-level payment processor. Stripe doesn't focus on the work that fits donation because a nonprofit is not just about the payment. There is a lot of additional information to collect, then all the data has to go to donor management systems. There are a lot of features critical to a nonprofit, like making a current donation, the ability to manage a current donation, to cancel it, to change the date, to coordinate employer matching, get the receipts, back up all receipts, and now add different countries, different banks … this is a huge space. Stripe is much more primitive. Stripe's user databases are not set up to comply with the regulatory requirements around being a 501(c)(3). We build on top of what they do, but we incorporate Stripe, PayPal, Amazon Pay, and all the future payment options, like Bitcoin.

The donation space is no different from a ticketing space. Eventbrite, for example, is not just a payment. It's much more. The same goes for the donation page. The key is to get that form into the nonprofit's website, make it as friendly as possible, and create an emotional experience where a person feels great about making a donation. We collect all the data behind the scenes, and in a moment, the history of each field donor fills up, and we get all this information processed for analytics and pass that data along to the nonprofit.

WF: Tell me about the moment of launch and key progress since then.

FU: We launched in January. We processed half a million dollars since then, which is no small thing, when you consider that we're asking organizations to trust us to process their money with no history. So, we had to build confidence, which we've done. In fact, to speak to the trust of the product, we've had several twenty-thousand, thirty-thousand dollar donations go through our system. You don't do that on your phone with your credit card unless you trust it. We've processed about thirty-one hundred transactions. We expect to do over ten thousand by the end of the year. Everything we've collected will double during the last two months of the year because that's the massive season for giving.

WF: So, just like in normal retail, people are shelling out for donations in November and December?

FU: Exactly. So, it's the rush to get everyone signed up by November, to ride that wave. Some of them give two or three times. One of our charities has a triple-matching for November and December, so basically, we process half a million dollars and make ten thousand dollars in revenue.

WF: How much are you expecting to process this year, and what is your revenue from that?

FU: We are expecting to process three to six million dollars in 2018. We take between 2% and 5% from donation. That's the platform fee plus gateway, and gateway fluctuates slightly depending on what payment method is used. So, a credit card could be 2.2% plus thirty cents. ACH would be 0.8%. AMEX is 3.5%. So, there's a little variation. In our system, you can set the widget to default that the donor will pay the fee, which we highly recommend, because our data shows that 92% of donors will pay the fee. That means that the nonprofit's paying no fee, and there's no monthly fee. There's no setup fee, so they literally can pay no fee. So far, our typical result, statistical and from customers, is that we're about doubling their online revenue. And we've had no attrition. Everyone loves it.

WF: What are the key progress indicators you measure?

FU: We measure how many people who click on the donate button actually complete that process. The key number for us is 32%. The typical number talked about in the industry is 15%. The world's best charities, for instance water, which is considered like a godfather in the nonprofit industry, is at around 32%. So, we are right now at the same level as the world's best charities, and next year, we certainly can go higher than that.

We assess how happy people are with the process. We find out if there's any friction for them, any reasons to not donate. We collect information on why people don't donate. We try to understand what the problem is, what makes that particular person abandon the transaction, and if there's anything we can do to prevent that. To give you an idea, let's say somebody had a recurring donation, and then they said, "Oh, we want to cancel it." We would prompt them with, "Hey, would you consider lowering it, or do you want to put it on pause?" We do all these kinds of things to try to keep that relationship going in a good way.

WF: Realistically, how much do you think you can improve your conversion?

FU: I figure that having about 40% is probably the max. I think even Amazon talked about a 60% abandon rate. But, I feel that the conversion is just one of the parameters. Another parameter is how much a person gives. Because that's an emotional process. You could do $40. You could do $60. You could do $80. It's not about the value. It's more about the right ask. It's about trying to figure out what numbers work for you, specifically. So that's another big area of improvement.

We also look at the number of people who actually click on the donate button. We see 100 people coming to the website and only seven making a click. So, over 90% don't click. And why not? We make the button itself prompt you to donate. We create an ask. We provide options around the current rate. We ask people to convert from being one-time donors to making recurring donations. A recurring donation in the industry wins four times more money over a year than a one-time donation. So, all these little things add up, and the total result is being able to double the revenue online. And we're hoping that next year, we'll be able to triple that.

We have full control over the nonprofit site. We give them a different form of the donate button. Some of them already have an amount preselected. Some of them offer a different donation. And because we are fully integrated with the nonprofit space, we know everything about each user. We have a history of their widgets. We know the devices. We analyze all the data and come up with a better way to do things. All of the others that are out there basically have one donation form that draws people from all different places. Our equivalent, our widgets, are specifically focused, for example, it could be about a campaign. For example, Child Mind Institute, one of our customers, did a 30-day campaign with 30 celebrities. Sarah Silverman had her own "widget" with her photo and her story, and she could post it on social media with a direct URL. If I am interested in Sarah's story, that she was depressed as a teenager, and I want to support her cause, I click on that. I go to their website, and I donate through Sarah's widget. So, I'm not being driven to some generic donation form that everybody else is being driven to for every other reason, right? So, you can have countless donation forms. We call the launchers donor magnets. Maybe it's an image that's going to pull somebody in, maybe it's the donate button that says monthly, and then that widget's already pre-setup to be defaulted as monthly. So, we can have different calls-to-action, all our launchers, right there. Maybe the process already started. $50 is already set right there, and you're just clicking "yes." So, we're not making a one-size-fits-all. We're looking at what the particular call-to-action is, and we customize multiple widgets for that. So, with Child Mind Institute, that's 30 widgets. We add a different celebrity every single day.

WF: How is the market trending, and how do you see yourselves inserting into those kinds of donation spaces?

FU: The entire market is $410 billion. 30 billion dollars of that is for current online giving for an individual. And this market is increasing 11% every year. We believe that in the next 15 to 20 years, the whole market will be online. Because we focus on the large enterprise segment, our potential market is over 100,000 nonprofits in the United States alone. We ask international from day one. We accept multiple currencies, and next year, we'll be fully set up to work outside the United States, which means providing donor experiences in local languages, using local payment options, and aligning with local processes. For example, we have ACH in the United States, but in Canada, they don't have that. Over in Europe, they don't have that. They have something else called iDEALs in The Netherlands, so we'll set up iDEALs if you're Dutch. Again, because people want to be able to donate as easily as possible. So, those are really big things. And nobody else has this. There is a huge gap in the market itself. If you go international, it's an empty field. Almost nobody can have a solution that actually works in multiple countries. It's too complicated. There are so many different things. We have 45 customers so far, and we are in talks with some of the biggest ones, including UNICEF and Save the Children.

WF: How can you expand and sign on many more nonprofits?

FU: The industry is set up in a way that the five biggest nonprofits take all the money. We grow into the big guys. For those big companies, it's not just experience, it's not just about multiple payment options. It has to be the whole package: AB testing, enterprise-level analytics, localization, etc., because all the big companies have an international appetite. Our people managed Save the Children donations multiple times and a lot of people talk about it.
Save the Children flew in their international person from London to meet with us, and that day, they said, "We will use you for our 28 international sites today." And I said, "We're not ready for the 28 international sites." Because in order to do that, we had to have localization of currency and payment methods. They had just literally launched their new website and it had a moratorium on it, so they couldn't touch it. So, we have been in touch with them. They sent an email a week ago saying that they're on the final stages of implementing us on their site. I think we've cost-estimated they do $40 million online. Even if we were able to raise it 10% to 20%, forget doubling it. You're looking at four to eight million dollars more in revenue for them.

WF: So, would getting one blue-chip customer like Save the Children pave the way to getting everybody else? Are there any competitors you're worried about?

FU: The advantage we have is that because we're so focused on online donation, we can integrate with their current donor management systems. We don't require them to do some major internal change. Whereas, if you were going to switch to Blackbaud, which is the big player in this space, it's a whole process, and your entire internal process has to be changed. That's a major cost, and political capital internally, as well. People don't like change. So, we sit on top of that. They can maintain Blackbaud. They can maintain Classy. They can maintain all of the donor management systems they have, and simply use us for the online donation process. And we write over data to Blackbaud, to Classy, to all the donor management systems. You can export from us, use an API, and we give you all the different integrations with third-party systems. We integrate every site. Using JavaScript, you add it to a site, set up a button, put red or black over different variations of the button, put it all over your website, and we're done.

WF: Paint me a picture of the next six to 12 months. What are the internal goals? Where do you think you'll be this time next year?

FU:

We started with smaller companies, and then we moved to mid-level companies. We have 45 clients right now. Our typical client processes about a million dollars a year online, right now. We're still in the process of switching to the larger enterprise business. For that, we have to add some certain enterprise-level features. For example, analytics. They have to be very advanced analytics reporting systems. We have to give more integrations with third-party systems. We have to launch full localization so that a company like Save the Children can use us on their entire set of 30-something international websites. That's more attractive for a bigger international nonprofit. Which is what we're raising the money for.

We aim to process over a billion dollars within the next four years. So, for the next year, our internal goal is a hundred million dollars in processing per year. To give you context, the two biggest players in the industry are PayPal and Blackbaud. I believe PayPal processes something like 11 billion dollars a year in donations. And Blackbaud processes eight or nine billion dollars a year. These are both potential buyers for us, too.

WF: What is so sensible about what you're doing, that Blackbaud couldn't do?

FU: Blackbaud is so general. They do everything. It's an all-in-one system. A 30-year-old company run from a desktop. They have a web version, but they do everything. Donor management system. Marketing. Physical mail. Segmentation. Websites. Campaigns. Large donor events. Memberships. They are in every aspect of the nonprofit space. And obviously they have donation forms. So for them, it's not that they cannot do that. It's just not the priority for them. Because they do everything, they cannot be truly international. It would be an extremely huge process for them to scale all their operations into different countries. For us, we were designed from day one to be international.

We feel the international component is our key differentiation. That's something Blackbaud cannot have tomorrow. It's too much for them to handle, because they can't just be international in one aspect. They have to do international events, international marketing, and be in compliance with international tax law. Our competition is not Blackbaud or Classy or even PayPal. Our main competition is nonprofits who build their own forms which are primitive. They collect 10 or 20 million dollars a year through a traditional form, and they're afraid to change it. That's what nine out of 10 big nonprofits are using right now. That's our true competitor.

WF: What are you guys worried about?

FU: Honestly, we were worried a lot six months ago. But right now, we've proven our key theory. We have an approved product. We've created a lot of love from the customers. Our first technology was far from perfect, but now the path is much more clear. We see that internationalization is a key component that nobody else will have. Financially, we have invested $200,000 into the company so far. We actually raised about $240,000. Our monthly bill is about $20,000 per month. With additional money, we can just build a little bit more. We can allow ourselves to increase the burn rate a little higher. We can add more stuff and get faster. So, before we were worried about having enough money to get that far. We worried about whether we'd be able to interest large organizations. But now, we have so much interest from big companies, we aren't worried about that anymore. We have the confidence that the product is well-needed for companies. We have a small company, but we are still able to interest even the world's largest nonprofits.

From my perspective, the thing I would worry about most is being inundated by medium-sized nonprofits who have a million questions and need a lot of hand-holding, which could happen, and us not having the funding to be able to bring on the staff to help handle it.

WF: At what point is there such a thing as over-demand that would break you? ^

FU: We are growing in a cautious way, for that reason. We are capable, obviously, of handling these issues, but we would just prefer that to happen in phases, not all at once. Not tomorrow. We have advanced technology, using a lot of multi-servers. We do testing for high load. We built to scale from day one.

We have passed multiple startups. We built multiple projects before, and we had our development company with over a million dollars in revenue. So, we are very capable of a large-care enterprise product and have been from day one. We started with those things in mind. I'm not worried about technology. And in terms of registration, it's a self-serve system, basically. We just onboard nonprofits. We navigate them through the system. So, when we talk to one, we give them a demo. We give them a link. We just sign up. Integration is the final step in the process. We just get the little JavaScript you insert in your website, and you're able to go, and you can add a Stripe account beyond your paper account. We have the capacity to onboard five or ten companies a day. And obviously, if it gets to that level, that means we have really gained significance in that space.

WF: Tell me about the two of you who are the founders and why you came together to do this. ^

FU: So, I've had a graphic design firm here in Brooklyn for 21 years. And during that time, I met Yuriy about 15 years ago. He had a background as a developer and was CTO for some startups. We worked together on a product and eventually created Campus on Fire a few years ago, where we build large peer-to-peer marketplaces. And in doing so, we put together the team that ultimately would be the Fundraise Up team.

We got the revenue for our company to over a million dollars a year. I was also on the board of some nonprofits, and Yuriy was doing a lot of eCommerce work. Our third co-founder, Anton, had built and sold a Spotify-like app that had five or six million unique users per month. We invited the people we had previously worked with to join us when we created Fundraise Up. So basically, we have a hell of a team. We do need to build up a sales team and add support people. I worked for years with a woman, Suzanne Sobel, who had started Martha Stewart Omni Living with Martha. Suzanne has come on board to help us with sales and marketing, and she's very excited about what we're doing.

WF: What are your plans for the money from the fundraising you're doing now? ^

FU: We would love to bring four or five additional developers on board for adding the international component. That would allow us to get to the large nonprofit arena much faster.

We have Save the Children basically sitting there going, "Okay. Well, the day you can do international, we've got 28 sites for you." They have 28 completely different sites, with different languages and different payment situations, and they have to manage all of those. Also, our client, African Enterprise, has 15 sites, and we are only on the one for the United States. They have 14 more international sites, and every month, they send us a message asking when we'll be ready for the other sites.

Even our small nonprofits are needing the international component. We have one called Open Medical Foundation, and they're raising money for the research of certain cancers. People from all over the world want to contribute to that. This week, they'll be able to contribute to an American charity in their own home currency. We're enabling that. Next month, they are opening up a sister charity in Canada, and they're just waiting for us to have that for them. They told me they use it every single day for their American charity. Prior to that, they would have complaints every day about their online process. Since the day they've put us in, they've had zero complaints. One of our clients is a small nonprofit and he himself is investing $40,000 this week.

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RISKS

1 The Company faces competition from other companies in the SaaS for fundraising space. Existing companies that engage in the business or are within the API for donations space could introduce new or enhance existing products. If Fundraise Up is able to establish a market around its product, it may find that larger, better funded companies may enter the market, which could negatively impact Fundraise Up's growth.

The Company may never receive a future equity financing or elect to

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Fundraise Up is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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